UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PUSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2011

DIAMONDHEAD CASINO CORPORATION

DELAWARE

COMMISSION FILE NUMBER: 0-17529

IRS EMPLOYER IDENTIFICATION NO. 59-2935476

1301 Seminole Boulevard, Suite 142

Largo, Florida 33770

(727) 674-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a- 12 under the Securities Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 8.01	Other Events

On March 31, 2011, the Company issued the following press release concerning the Letter of Intent signed with Phoenix Gaming and Entertainment, LLC on December 10, 2010.

Diamondhead Casino Corporation (OTCBB: DHCC) (the “Company”) entered into a Letter of Intent on December 10, 2010, to sell twenty-five acres of its Diamondhead, Mississippi property to Phoenix Gaming and Entertainment, LLC (“Phoenix”), to be used, in part, for the construction of a casino. The Agreement was scheduled to expire on April 1, 2011 if no Definitive Agreement was in place by that date. Inasmuch as Phoenix has been unable to arrange financing for its proposed project, the Letter of Intent has expired and the time frame to reach a Definitive Agreement will not be extended further. However, Phoenix remains interested in reaching a Definitive Agreement with DHCC and the parties will remain in discussion. Under the Letter of Intent, DHCC was allowed to and did enter into discussions with other interested parties and is currently in discussions with these parties as well.

James Ahearn, who serves as Chairman and Chief Executive Officer of Phoenix, stated: “Phoenix remains extremely interested in this project and is actively pursuing financing. DHCC and Phoenix plan to meet in the immediate future to explore additional options in order to accomplish this casino development.”

The Company also reported that it had no plans to modify options to purchase a total of 650,000 shares of Common Stock held by current or former Officers, Directors and/or employees of the Company, exercisable at a strike price of $2.70 per share, which are due to expire on April 13, 2011.

DHCC owns, through its wholly-owned subsidiary, Mississippi Gaming Corporation, approximately 404 acres of land in Diamondhead, Mississippi. The property is lien-free and debt-free and is zoned for a casino and other commercial uses. The property fronts Interstate 10 for approximately two miles and the Bay of St. Louis for approximately two miles.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to performance, trends in operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future, there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, permitting, significant business, economic, financial, competitive, environmental, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized. The forward-looking statements in this release reflect the opinion of the management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K, Amendments thereto, and Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION

By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: April 4, 2011